UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2017

SILGAN HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 975-7110

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01. Other Events.

On January 23, 2017, Silgan Holdings Inc. (the “Company”) announced that the Company and certain of its wholly owned subsidiaries entered into a purchase agreement (the “Purchase Agreement”) with WestRock Company and a wholly owned subsidiary thereof to acquire the specialty closures and dispensing systems business of WestRock Company (the “Acquisition”). A copy of the press release is attached hereto as Exhibit 99.1. The Company will be providing supplemental information regarding the Acquisition in connection with a presentation to investors (the “Investor Presentation”). The slides to be used in connection with the Investor Presentation are attached hereto as Exhibit 99.2.

The information required by Item 1.01, including a copy of the Purchase Agreement, will be filed in a separate Current Report on Form 8-K.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

99.1	Press Release dated January 23, 2017, announcing the entering into of the Purchase Agreement for the Acquisition.

99.2	Investor Presentation Slides, dated January 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General Counsel and Secretary

Date: January 23, 2017

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated January 23, 2017, announcing the entering into of the Purchase Agreement for the Acquisition.

99.2	Investor Presentation Slides, dated January 23, 2017.

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